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                              POSITRON CORPORATION
                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                      for the three months ended March 31,
                       (in thousands, except share data)
                                                                    Exhibit 11.0





                                                                                 1995              1996
                                                                             -----------      ------------
Net loss                                                                     $   (1,355)      $    (2,077)
                                                                             ===========      ============

Weighted average common shares used in computing
 net loss per share                                                           3,637,320         3,637,320
                                                                             ===========      ============

Net loss per share                                                               ($0.37)           ($0.57)
                                                                             ===========      =============